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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 7, 2000, except as to the stock split described in Note 1 and Note 11, which are as of March 9, 2000, relating to the financial statements and financial statement schedule, which appears in Yahoo! Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 6, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS